Exhibit 4.4

Shareholding Transfer Agreement

March 17, 2004

THIS SHAREHOLDING TRANSFER AGREEMENT (hereinafter referred to as “this Agreement”) is made on March 17, 2004 in Beijing, the People’s Republic of China (hereinafter referred to as the “PRC”), between:

Transferor :

Registered address :

Transferee : Vimicro International Corporation

Registered address : M&C Corporation Services Limited, PO Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands

Legal representative : Deng Zhonghan

Whereas :

1. Transferor is a shareholder of Vimicro Corporation ( “Vimicro”), owning [            ] shares of equity interest in Vimicro;

2. Vimicro is a company with limited liability registered in Beijing and validly existing in accordance with the law of PRC. The registration number of the Business License for Enterprise Legal Persons is: 1100001267905 (2-2);

3. The Transferee is a company registered in Cayman Islands under the law of Cayman Islands and validly existing under the law of Cayman Islands;

4. The Transferor hereby agrees to transfer all of the equity interests in Vimicro it owns (the “Shareholding”) to the Transferee, and the transferee agrees to acquire such Shareholding of Vimicro.

Therefore, through friendly consultation, the Parties hereto agree as follows:

1.	Definition and Explanation

In this Agreement, unless otherwise specified in the context, the following terms shall be defined as follows:

Expression	Definition
“this Agreement”	The Agreement executed by the Transferor and Transferee on the date of March 17, 2004 in Beijing regarding the transfer of the Shareholding in Vimicro.

“the Parties”	The expression of the Transferor and Transferee collectively;

“the Shareholding”	All of the [ ] shares of equity interest in Vimicro that the Transferor owns and intends to transfer to the Transferee;

“the Price”	The agreed price in this Agreement for the transfer of the Shareholding determined on the basis of the Net Assets Value corresponding to the Shareholding;

“the Consideration”	The consideration the Transferee shall make to the Transferor for the transfer of the Shareholding;

“Delivery”	The completion of the Shareholding Transfer;

“Appraisal Report”	the original Asset Appraisal Report based on the assets of Vimicro with December 31, 2003 as the Base Day, which shall be issued by a certified asset appraisal firm engaged by Vimicro;

“Net Assets Value”	the net assets value of Vimicro in the Appraisal Report upon the appraisal on the Base Day;

“Base Day”	December 31, 2003.

2.	The Shareholding Transfer

Pursuant to the terms and conditions in this Agreement, the Transferor agrees to sell the Shareholding to the Transferee and the Transferee agrees to acquire the Shareholding.

3.	The Price and the Consideration

3.1	The Parties agrees that the Price shall be determined on the basis of the appraised Net Assets Value of Vimicro corresponding to the Shareholding.

3.2	Pursuant to the Appraisal Report, the Net Assets Value of Vimicro as of the Base Day is 84,167,300 RMB, and the Net Assets Value corresponding to the Shareholding is [ ] RMB.

Therefore, the Parties agree that the Price for the transfer of the Shareholding shall be [ ] RMB, and the Consideration to be made by the Transferee shall be in the form of [ ] RMB.

4.	The Delivery of the Shareholding

4.1	The Transferee shall pay the Price in full (by wire transfer) to a bank account designated by Transferor within 90 days after the industrial and commercial alteration registration with Chinese governmental authorities is completed.

4.2	After the Agreement is entered into, the Transferor shall assist the Transferee in seeking the governmental approval on the conversion of Vimicro into a wholly foreign owned company and in re-registering at relevant Chinese governmental authorities.

4.3	The Parties shall endeavor to cause Vimicro to cooperate in completing the above-mentioned approval procedure and industrial and commercial alteration registration procedure before May 30, 2004.

4.4	Upon the date of the completion of the above-mentioned industrial and commercial alteration registration procedure regarding the transfer of the Shareholding in Vimicro, the Transferee shall acquire the Shareholding and all the benefits and interests attached thereto, and shall enjoy and undertake the corresponding rights and obligations prescribed in the Articles of Association of Vimicro.

5.	Representations and Warranties by the Parties

5.1	The Representations and Warranties by the Transferor

5.1.1	The Transferor is a legal person that is duly organized and validly existing under the law in its place of incorporation;

5.1.2	The Transferor has all powers and/or authorizations for the execution and performance of this Agreement, and the Transferor’s representative executing this Agreement has obtained the requisite authorization from the Transferor;

5.1.3	The execution and performance of this Agreement are not in violation of any terms of the Transferor’s Articles of Association or any laws and regulations that may be applicable, neither are such execution and performance in violation of any important contract or agreement to which the Transferor is a party, or which is of binding force upon the assets of the Transferor;

5.1.4	There is no pending or potential litigation, arbitration, procedure or investigation against the Transferor which may in any respect affect its capability in executing this Agreement or in performing the obligations hereunder;

5.1.5	The representations and warranties hereunder made by the Transferor as of the day of execution of this Agreement are true, accurate and complete, and the Transferor guarantees that the representations and warranties will remain true, accurate and complete until the day of Delivery;

5.1.6	The Shareholding sold by the Transferor is legally owned by the Transferor, and by the day of the execution of this Agreement, the Shareholding is free and clear of any pledge or third party’s interest, and has not been frozen because of any judicial or administrative rulings, so that the Shareholding may be legally transferred to the Transferee under the law of PRC;

5.1.7	Vimicro is a company with limited liability that is organized under the law of PRC and has been validly existing, and there are no situations that may lead to the liquidation or termination of the Company, or other situations or any statutory obstacles that may cause the Company to cease to validly exist under the applicable law;

5.1.8	The Transferor agrees to use all its efforts to cause other shareholders of Vimicro to approve the transfer of the Shareholding in accordance with the law of PRC and the terms in the Articles of Association and other documents pertinent to the transaction contemplated in this Agreement (if any);

5.1.9	In the period between the execution of this Agreement and the completion of industrial and commercial registration, the Transferor shall not transfer any or all of the Shareholding to any third party.

5.2	The Representations and Warranties by the Transferee

5.2.1	The Transferee is a legal person that is duly organized and validly existing under the law in its place of incorporation;

5.2.2	The Transferee has all powers and/or authorizations for the execution and performance of this Agreement, and the Transferee’s representative executing this Agreement has obtained the requisite authorization from the Transferee;

5.2.3	The execution and performance of this Agreement are not in violation of any terms of the Transferee’s Articles of Association or any laws and regulations that may be applicable, neither are such execution and performance in violation of any important contract or agreement to which the Transferee is a party, or which is of binding force upon the assets of the Transferee;

5.2.4	There is no pending or potential litigation, arbitration, procedure or investigation against the Transferee which may in any aspect affect its capability in executing this Agreement or in performing the obligations hereunder;

5.2.5	The representations and warranties hereunder made by the Transferee as of the day of execution of this Agreement are true, accurate and complete, and the Transferee guarantees that the representations and warranties will remain true, accurate and complete until the day of Delivery.

6.	The Rights and Obligations of the Parties

6.1	The Rights and Obligations of the Transferor

6.1.1	The Transferor is entitled to require that the Transferee should pay the Price in full on time as provided in this Agreement;

6.1.2	The Transferor shall urge the shareholders’ meeting of Vimicro to approve the transfer of the Shareholding pursuant to the Articles of Association;

6.1.3	The Transferor shall assist the Transferee to obtain all the necessary approvals from Chinese approval authorities and the industrial and commercial alteration registration for the transfer of the Shareholding within the time limits provided herein;

6.1.4	Other rights and obligations provided in this Agreement.

6.2	The Rights and Obligations of the Transferee

6.2.1	Upon the completion of the industrial and commercial alteration registration at relevant Chinese governmental authorities, the Transferee will acquire the shareholding as well as all the benefits and interests attached thereto and shall enjoy and undertake the corresponding rights and obligations under the Articles of Association of Vimicro;

6.2.2	The Transferee shall timely pay the Price in full;

6.2.3	Other rights and obligations under this Agreement.

7.	Confidentiality

Neither party to this Agreement shall publicize, divulge or disclose any information regarding this Agreement, the transaction under this Agreement, or the identity of the other party, unless the other party gives a written consent in advance.

8.	The Amendment and Termination of this Agreement

8.1	The Amendment to this Agreement

No amendment or modification to this Agreement shall be valid unless made in writing and executed by the Parties.

8.2	The Termination of this Agreement

8.2.1	Upon the occurrence of any of the following events on the part of one party, the other party is entitled to unilaterally terminate this Agreement by virtue of a written notice to that effect:

(1)	Where either party (hereafter the “Defaulting Party”) commits a breach of any of the provisions hereunder, and fails to provide effective remedies within 14 days upon the receipt of the notice from the other party;

(2)	Where representations or warranties made by either party are found to be untrue, inaccurate or misleading, or is not completely fulfilled, or either party cannot or is incapable of performing the obligations that are required hereunder to be performed by that party at the time of Delivery.

8.2.2	Upon the occurrence of any of the following events, this Agreement shall be terminated by a mutual agreement in writing:

(1)	Where after the execution of this Agreement but prior to the completion of the transfer of the Shareholding, there are such modifications or changes in the applicable laws and regulations that have a substantial impact on the performance of this Agreement, and the Parties fail to reach an agreement on the modification of this Agreement pursuant to the modified or changed laws and regulations;

(2)	Where the occurrence of an event of force majeure makes it impossible for the Parties to perform this Agreement;

(3)	Any other situation where the Parties agree to terminate this Agreement.

8.2.3	Neither party may unilaterally terminate this Agreement after the execution hereof, except upon the occurrence of the situation described in Section 8.2.1 hereunder.

9.	Liability for Breach of this Agreement

9.1	Where the Transferor fails to transfer the Shareholding as provided in this Agreement, the Transferee is entitled to terminate this Agreement, and the Transferor shall be liable for the actual loss the Transferee suffers in connection with or arising out of such breach.

9.2	Where the Transferee fails to pay the Price in accordance with this Agreement, the Transferor is entitled to terminate this Agreement, and the Transferee shall be liable for the actual loss the Transferor suffers in connection with or arising out of such breach.

9.3	Upon the execution of this Agreement, failure by either party to perform other obligations in this Agreement and any untrue representations or warranties shall be deemed as a breach of this Agreement. The defaulting party shall compensate all the loss suffered by the innocent party caused by the breach of this Agreement.

9.4	The liability for breach of this Agreement shall survive the completion of the Delivery and the termination of this Agreement.

10.	Event of Force Majeure

10.1	The event of force majeure refers to any event that the parties cannot reasonably foresee, and the occurrence and the consequence of which are neither avoidable nor conquerable. Specifically, it includes without limitation any action or inaction by the government or the armed forces, natural phenomena, earthquake, fire, water flood, riot or war.

10.2	No party to this Agreement shall be liable for its incapability of performing the whole or part of the obligations of this Agreement if such incapability of performance is attributable to an event of force majeure. However, the party that is affected by the event of force majeure and consequently incapable of performance shall notify the other party in writing the reason for such liability exemption within 14 days upon the occurrence of such event. Furthermore, the affected party shall make reasonable efforts to eliminate the impact of the event of force majeure.

11.	Notice

11.1	Any notice under this Agreement shall be delivered by courier service, facsimile, email or telegraph. Any such notice shall be delivered to the other party at its address, and shall contain a full description and/or details so as to clarify that the notice is of equal force to the major provisions hereunder.

11.2	Any notice given by virtue of facsimile, email or telegraph shall be deemed to arrive as of the day of sending, unless the other party has evidence to prove that such notice has not arrived at it.

11.3	Any notice that is given by post shall be deemed to have been received three business days upon sending, unless the other party has evidence to prove that such notice has not arrived at it.

11.4	The correspondent addresses of the Parties are as follows:

(1)	Transferor: Contact Person: Address: Post Code: Telephone: Facsimile: Email:

(2)

Transferee:

Contact Person: Gordon Cheng

Address: 5/F Haidian Science&Technology Building, No. 3 Zhongguancun South Street

Post Code: 100081

Telephone: +86 10 6894-8888 ext. 8680

Facsimile: +86 10 6894-3388

Email: Gordoncheng@vimicro.com

12.	The Allocation of Expenses

The Parties shall according to law bear the various taxes and expenses arising from the execution and performance of this Agreement respectively. The Parties further agree that they will each bear half of the expenses and taxes for which law does not specify cost bearers.

13.	Governing Law and Disputes Resolution

13.1	The conclusion, validity, interpretation, performance and the dispute resolution of this Agreement shall be governed by the laws and regulations of PRC.

13.2	Any disputes arising from or relating to this Agreement shall be resolved through consultation by the Parties. In case of a failure to reach an agreement through consultations, the Parties agree to submit the disputes to the China International Economics & Trade Arbitration Commission (CIETAC) for arbitration in accordance with its Arbitration Rules in effect at the time of the arbitration. The arbitral award shall be final and binding upon the Parties.

14.	Entry into Effect

After the formal execution of this Agreement by the authorized representatives of the Parties, this Agreement shall take effect upon the date on which the relevant approval authority approves the transfer of the Shareholding.

15.	Miscellaneous

15.1	The Shareholding Transfer contemplated hereby does not involve the issues as to the arrangement for Vimicro’s existing employee, and the transfer of Vimicro’s debts and creditor’s rights.

15.2	This Agreement includes all the agreements and commitment of the Parties regarding the subject matters hereunder and shall supersede and replace all and any previous resolutions, representations, warranties, agreements or commitments orally, in writing or in any other form by any between the Parties before the date of execution of this Agreement. Neither party may rely on the previous resolutions, representations, warranties, agreements or commitments mentioned above.

15.3	In the event that any term of this Agreement becomes invalid, unlawful or unenforceable in any respect at any time, the remaining terms of this Agreement shall not be affected as to their validity, lawfulness or enforceability.

15.4	The Parties may, upon mutual agreement, conclude supplementary agreements regarding any issues not covered in this Agreement. The supplementary agreements shall be of equal force with this Agreement

15.5	This Agreement shall be made in both Chinese version and English version with equal force. In case of discrepancies between the two versions, the Chinese version shall prevail.

15.6	This Agreement shall be in 5 original copies. Each party shall keep one; one shall be kept in archive by Vimicro, one shall be filed at the approval authority of Vimicro, and one shall be filed at the industrial and commercial registration authority.

IN WITNESS HEREOF, the formally authorized representatives of the Parties hereto have executed this Agreement as of the date first above written.

Transferor: (Signature)

Transferee: Vimicro International Corporation (Seal)

Authorized Representative : Deng Zhonghan

                                                 (Signature)

Title: Director